June 14, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE:	   American Depositary Shares
evidenced by One (1) American
Depositary Receipts representing ten
(10) Ordinary Shares of
Pryme Energy (Form F6 File No. 333137674)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended,
on behalf of BNY Mellon, as
Depositary for securities against
which American Depositary Receipts
are to be issued, we attach a copy of
the new prospectus (Prospectus)
reflecting the change in ratio for
Pryme Energy.

As required by Rule 424(e), the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424(b)(3) and to
the file number of the registration
statement to which the Prospectus
relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised ratio change
for Pryme Energy.

The Prospectus has been revised to
reflect the new ratio, and has been
overstamped with:

Effective June 24, 2013 the
Companys American Depositary
Share (ADS) Ratio Changed from 1:
10 (One ADS Representing Ten
Ordinary Shares) to 1:100 ( One ADS
Representing One Hundred Ordinary
Shares).


Please contact me with any
questions or comments at 212
8152276
Violet Pagan
The Bank of New York Mellon  ADR
Division
Encl.
                  CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




101 Barclay Street,
22nd Floor
New York, NY 10286